PURCHASE AGREEMENT
This Purchase Agreement, dated as of January 1, 2020 (this “Agreement”), is entered into by and among RGA Reinsurance Company, a Missouri corporation (“RGA”), Aurora National Life Assurance Company, a California corporation and a wholly-owned subsidiary of RGA (“Aurora,” together with RGA, the “Transferors,” each a “Transferor”), Golub Capital BDC, Inc., a Delaware corporation (“GBDC”), and, solely with respect to Section 6, each of Senior Loan Fund LLC, a Delaware limited liability company (“GBDC SLF”), and GCIC Senior Loan Fund LLC, a Delaware limited liability company (“GCIC SLF” and, together with GBDC SLF, the “SLFs” and each, an “SLF”).
WHEREAS, RGA owns certain limited liability company interests of GBDC SLF (all such interests held by RGA, the “GBDC SLF Interests”) and Aurora owns certain limited liability company interests of GCIC SLF (all such interests held by Aurora, the “GCIC SLF Interests” and, together with the GBDC SLF Interests, the “SLF LLC Interests”);

WHEREAS, GBDC owns all of the other outstanding limited liability company interests of GBDC SLF and GCIC SLF not owned by RGA and Aurora, respectively, and upon effectiveness of the transactions contemplated by this agreement shall be the sole member of each of GBDC SLF and GCIC SLF;

WHEREAS, subject to the terms and conditions of this Agreement, the parties desire that RGA sells, transfers, conveys and assigns to GBDC, and that GBDC purchase and acquire from RGA, the GBDC SLF Interests and any and all rights and benefits incident to the ownership thereof; and

WHEREAS, subject to the terms and conditions of this Agreement, the parties desire that Aurora sells, transfers, conveys and assigns to GBDC, and that GBDC purchase and acquire from Aurora, the GCIC SLF Interests and any and all rights and benefits incident to the ownership thereof.

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.	Sale and Purchase of the SLF LLC Interests; Closing.
(a)    Sale and Purchase of GBDC SLF Interests. Subject to the terms and conditions of this Agreement, RGA shall sell, convey, assign and deliver to GBDC, and GBDC shall purchase and acquire from RGA, the GBDC SLF Interests and any and all rights and benefits incident to the ownership thereof, for and in consideration of a cash payment in the amount of the Net Asset Value (as defined below) of the GBDC SLF Interests as determined pursuant to Section 1(c) together with interest payable on such amounts calculated in accordance with Section 1(e).
(b)    Sale and Purchase of GCIC SLF Interests. Subject to the terms and conditions of this Agreement, Aurora shall sell, convey, assign and deliver to GBDC, and GBDC shall purchase and acquire from Aurora, the GCIC SLF Interests and any and all rights and benefits incident to the ownership thereof, for and in consideration of a cash payment in the amount of the Net Asset Value of the GCIC SLF Interests as determined pursuant to Section 1(c) together with interest payable on such amounts calculated in accordance with Section 1(e).
(c)    Net Asset Value Determination. Promptly, but in no event later than 60 days following the date hereof, GBDC shall cause to be determined the Net Asset Value of each of the GBDC SLF Interests and the GCIC SLF Interests as of December 31, 2019 (the “Valuation Date”). For purposes of this Agreement, “Net Asset Value” means, with respect to the applicable SLF LLC Interests, the net asset value of such SLF LLC Interests in each case as determined in good faith by GC Advisors LLC, the investment adviser to GBDC (“GC Advisors”), under its valuation policies and procedures consistently applied across funds advised by GC Advisors, consistent with the amounts at which the same asset is valued by GC Advisors and held by parties not affiliated with GC Advisors and in accordance with United States generally accepted accounting principles (the “Valuation Procedures”). Notwithstanding anything herein to the contrary, each of GBDC SLF’s debt investments in Advanced Pain Management Holdings, Inc., Joerns Healthcare, LLC, Paradigm DKD Group, LLC, and Sage Dental Management, LLC shall be valued as of the Valuation Date by an Approved Valuation Expert, and the valuation of such investments used to determine the Net Asset Value shall be determined consistent with the valuation of such Approved Valuation Expert. For this purpose, a valuation of an asset as of the Valuation Date shall be considered consistent with a valuation of an Approved Valuation Expert if it is equal to the recommended value or within the recommended range of values determined by the Approved Valuation Expert as of such date. An “Approved Valuation Expert” shall mean any of Duff & Phelps, LLC, Murray, Devine & Co., Inc. or Houlihan Lokey Inc.
(d)    Closing. The transfer of the SLF LLC Interests, free and clear of all encumbrances, pursuant to this Agreement shall occur and be effective simultaneously with the execution of this Agreement. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m., Eastern time, on the date of this Agreement (the “Effective Time”).
(e)    Payments. On or before March 2, 2020, GBDC shall pay (i) to RGA an amount equal to the Net Asset Value of the GBDC SLF Interests together with interest on such Net Asset Value accrued from the date of this Agreement through, but excluding, the date on which such payment is made and (ii) to Aurora an amount equal to the Net Asset Value of the GCIC SLF Interests together with interest on such Net Asset Value accrued from the date of this Agreement through, but excluding, the date on which such payment is made. Interest pursuant to this Section 1(e) shall accrue at the short-term applicable federal rate for quarterly compounding, as described under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as in effect as of the date of this Agreement. As a condition to receipt of any payments pursuant to this Agreement, each Transferor shall deliver to GBDC a Certificate of Non-Foreign Status in the form attached hereto as Exhibit A, duly executed by such Transferor.
(f)    Cooperation. GBDC, on the one hand, and Transferors, on the other hand, shall cooperate fully with each other in furnishing any information or performing any action reasonably requested by the other party, which information or action is necessary to the timely and successful consummation of the transactions contemplated by this Agreement, including such cooperation as may be necessary or appropriate in connection with the credit facilities of the respective SLFs.

2.	Representations and Warranties of Transferors.
The Transferors, jointly and severally, represent and warrant to GBDC, as of the date of this Agreement, as follows:
(a)    Organization; Authority. Each Transferor is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by each Transferor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Transferor. This Agreement, when executed and delivered by the Transferors, shall constitute a valid and legally binding obligation of each Transferor, enforceable against such Transferor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.
(b)    Title to Interest. RGA and Aurora own all right, title and interest (legal and beneficial) in and to the GBDC SLF Interests and GCIC SLF Interests, respectively, as of the date hereof, free and clear of all Encumbrances (as defined below). Upon delivery of the SLF LLC Interests to GBDC, GBDC will acquire good and marketable title to the SLF LLC Interests free and clear of all the following of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, “Encumbrances”). None of the SLF LLC Interests is subject to any prior conveyance, transfer or participation or agreement to convey, transfer or participate, in whole or in part, except pursuant to this Agreement.
(c)    No Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby by the Transferors, will conflict with, result in the breach of, constitute a default under, or accelerate performance provided by the terms of: (i) any law, rule or regulation of any government or governmental or regulatory agency; (ii) any judgment, order writ, decree, permit or license of any court or governmental or regulatory agency to which each Transferor may be subject; (iii) any contract, agreement, commitment or instrument to which each Transferor is a party or by which it or any of its assets is bound; or (iv) such Transferor’s constituent documents or other governing instruments (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing). The execution and delivery of this Agreement by Transferors and the performance and consummation of the transactions contemplated hereby do not require any registration, filing, qualification, consent or approval under any law, rule, regulation, judgment, order, writ, decree, permit or license to which Transferors may be subject. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby, by Transferors will result in the creation of any Encumbrances upon any of the SLF LLC Interests.
(d)    Litigation. There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation or other action pending or, to Transferors’ knowledge, threatened against any Transferor, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would question the validity of, or prevent or delay the consummation of, the transactions contemplated by this Agreement or any Transferor’s ability to perform its obligations hereunder or adversely affect any Transferor’s ability to transfer the applicable SLF LLC Interests pursuant to this Agreement. There is no action or suit by any Transferor pending or threatened against any other Person relating to the SLF LLC Interests or the Funds.
(e)    Brokers. Neither Transferor has, directly, or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has any Transferor incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.
(f)    Solvency. Neither Transferor has: (1) made a general assignment for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors;

(3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally. The transfer of the SLF LLC Interests is not being made by any Transferor with the intent to hinder, delay, or defraud either present or future creditors of any Transferor.
(g)    Compliance with Law. Neither Transferor nor anyone acting on any Transferor’s behalf has offered to sell the SLF LLC Interests by means of any general solicitation or general advertising. Transferors’ ownership of the SLF LLC Interests has been conducted in all material respects in accordance with all applicable laws, rules, regulations and other requirements of all governmental authorities having jurisdiction over Transferors.
(h)    No Reliance. Each Transferor acknowledges that it has made an independent decision to enter into the transactions contemplated by this Agreement and that, in making its decision to sell the SLF LLC Interests, each Transferor has relied solely upon its own independent investigations and, with the exception of the determination of Net Asset Value of the SLF LLC Interests pursuant to Section 1(c), is not relying on GBDC, GC Advisors or any of their respective affiliates, or any other person or entity with respect to the legal, tax and other economic considerations involved in this transaction other than its own advisers.

3.	Representations and Warranties of GBDC.
GBDC hereby represents and warrants to Transferors, as of the date of this Agreement, as follows:
(a)    Organization; Authority. GBDC is a Delaware corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by GBDC of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of GBDC. This Agreement, when executed and delivered by GBDC, shall constitute a valid and legally binding obligation of GBDC, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.
(b)    No Conflicts. Neither the execution and delivery of this Agreement, nor the performance or consummation of the transactions contemplated hereby by GBDC, will conflict with, result in the breach of, constitute a default under or accelerate performance provided by the terms of: (i) any law, rule or regulation of any government or governmental or regulatory agency; (ii) any judgment, order, writ, decree, permit or license of any court or governmental or regulatory agency to which GBDC may be subject; (iii) any contract, agreement, commitment or instrument to which GBDC is a party or by which it or any of its assets is bound; or (iv) GBDC’s constituent documents or other governing instruments (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing). The execution and delivery of this Agreement by GBDC and the performance and consummation of the transactions contemplated hereby do not require any registration, qualification, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit or license to which GBDC may be subject.
(c)    Valuation Procedures. The Valuation Procedures shall be consistent with the valuation policies and procedures used by GC Advisors to value the portfolio company investments of GBDC and to determine the net asset value of GBDC as of December 31, 2019, and the Valuation Procedures are substantially the same as the valuation policies and procedures historically used by each of the SLFs to determine the fair value of their respective investments and determine their respective net asset value.
(d)    Acknowledgments. GBDC is acquiring the SLF LLC Interests for GBDC’s own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. GBDC has such knowledge and experience in financial and business matters and in making investments of this type that it is capable of evaluating the merits and risks of purchasing the SLF LLC Interests. GBDC is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.
(e)    Brokers. GBDC has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligations for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement.
(f)    Solvency. GBDC has not: (1) made a general assignment for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally.
(g)    No Reliance. GBDC acknowledges that it has made an independent decision to enter into the transactions contemplated by this Agreement and that, in making its decision to purchase the SLF LLC Interests, GBDC has relied solely upon its own independent investigations and is not relying on the Transferors or any of their respective affiliates, or any other person or entity with respect to the legal, tax and other economic considerations involved in this transaction other than its own advisers.
(h)    Sufficiency of Cash. GBDC has, and at the time of GBDC’s purchase of the SLF LLC Interests will have, sufficient cash on hand to make the payments set forth in Section 1(e).

4.	Survival of Representations and Warranties.
Each and every representation and warranty in this Agreement, the Exhibits to it, and the Assignment Agreement shall survive the Closing.

5.	Indemnification.
(a)    Indemnification by Transferors. Transferors, jointly and severally, hereby agree to defend, indemnify and hold harmless GBDC, its affiliates and their respective partners, employees, officers, directors, members, managers, agents, successors and assigns, from and against any and all losses, damages, claims, suits, proceedings, liabilities, costs, fees and expenses (including settlement costs, interest, penalties, reasonable attorneys’ fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) (collectively, “Losses” or “Claims,” as the context requires) which may be imposed, sustained, incurred or suffered or asserted as a result of, relating to or arising out of (i) any inaccuracy in or material breach of any representation or warranty of Transferors contained in this Agreement, (ii) any failure by any Transferor to perform any covenant, agreement or obligation of Transferors contained in this Agreement (unless specifically waived in writing by GBDC), (iii) any claim by any Person with whom or which any Transferor has, directly or indirectly, dealt for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement, and (iv) any and all actions, suits, litigations, arbitrations, proceedings, investigations, claims or liabilities arising out of any of the foregoing.
(b)    Indemnification by GBDC. GBDC agrees to defend, indemnify and hold harmless Transferors, their affiliates and their respective partners, employees, officers, directors, members, managers, agents, successors and assigns from and against any and all Losses and Claims which may be imposed, sustained, incurred or suffered or asserted as a result of, relating to or arising out of (i) any inaccuracy in or material breach of any representation or warranty of GBDC contained in this Agreement, (ii) any failure by GBDC to perform any covenant, agreement or obligation of GBDC contained in this Agreement (unless specifically waived in writing by Transferors), (iii) any claim by any Person with whom or which GBDC has, directly or indirectly, dealt for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement, and (iv) any and all actions, suits, litigations, arbitrations, proceedings, investigations, claims or liabilities arising out of any of the foregoing.
(c)    Procedure for Third Party Claims.
(i)    If a Person entitled to assert a claim for indemnification under this Agreement shall receive notice of the assertion by any Person not a party to this Agreement of any claim or of the commencement of any action or proceeding (a “Third Party Claim”) with respect to which either Transferors or GBDC is obligated to provide indemnification, the indemnified party (the “Indemnitee”) shall give the indemnifying party (the “Indemnitor”) prompt written notice after becoming aware of such Third Party Claim. The failure of the Indemnitee to give notice as provided in this Section 5(c)(i) shall not relieve the Indemnitor of its obligations for indemnification under this Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor. The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail.
(ii)    An Indemnitor may elect to compromise or defend, at the Indemnitor’s own expense and by the Indemnitor’s own counsel, any Third Party Claim. If an Indemnitor elects to compromise or defend a Third Party Claim, it shall, within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate in the compromise of, or defense against, the Third Party Claim. The Indemnitor shall pay the Indemnitee’s actual out-of-pocket expenses incurred in connection with its cooperation. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal expenses subsequently incurred by the Indemnitee in connection with defense of the Third Party Claim. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 5(c)(ii), the Indemnitee may pay, compromise or defend such Third Party Claim on behalf of, and for the account and risk of, the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement, except with the written consent of each affected Indemnitee, if such judgment or settlement provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement or which does not contain as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of the Third Party Claim.
(iii)    If there is a reasonable likelihood that a Third Party Claim may materially and adversely affect an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification hereunder, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to assume the defense of the Third Party Claim in lieu of the Indemnitor with counsel reasonably acceptable to the Indemnitor.

(d)    Procedure for Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days after receipt of notice from the Indemnitee within which to respond to the Indemnitee. If the Indemnitor does not respond within the thirty (30) day period, the Indemnitor shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law.
(e)    Reduction of Claim or Loss. If the amount of any Claim or Loss shall, at any time subsequent to payment pursuant to this Section 5, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

6.	SLF Consents and Termination of Subscription Agreements.
(a)    Consent to Transfer. GBDC SLF hereby consents to the transfer of the GBDC SLF Interests to GBDC, and GCIC SLF hereby consents to the transfer of the GCIC SLF Interests to GBDC.
(b)    Effectiveness of Transfer. From and after the Effective Time, (i) RGA shall no longer be a member of GBDC SLF, or a party to the limited liability company operating agreement of GBDC SLF, and shall no longer have any rights or obligations in connection therewith, and (ii) Aurora shall no longer be a member of GCIC SLF, or a party to the limited liability company operating agreement of GCIC SLF, and shall no longer have any rights or obligations in connection therewith. From and after the Effective Time, GBDC shall own 100% of the limited liability company interests of each of GBDC SLF and GCIC SLF.
(c)    Termination of Subscription Agreements. As of the Effective Time, the subscription agreement between RGA and GBDC SLF and the subscription agreement between Aurora and GCIC SLF shall be automatically terminated and of no further force and effect, and the Transferors shall be released from all liabilities and obligations in connection with such subscription agreements.

7.	Confidentiality.
All information furnished in writing by a party to this Agreement to a Transferor in connection with this Agreement and the transactions contemplated by it shall be kept confidential by Transferors and shall be used by the Transferors only in connection with this Agreement and the transactions contemplated hereby, except with the specific prior written consent of GBDC and except to the extent that such information (i) is information which the Transferors can demonstrate was already known to the Transferors when received, (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of either Transferor, (iii) is required to be disclosed in any document to be filed with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in connection with any litigation; provided that, to the extent legally permissible, GBDC is given prior notice to enable it to seek a protective order or similar relief, and provided that the Transferors shall disclose only so much of the confidential information as is legally required; (iv) is disclosed in connection with any consultation with attorneys, accountants, employees, or other advisors retained in connection with the transactions contemplated hereby under an obligation to keep such information confidential, or (v) is required to be disclosed by court order or otherwise mandated by law. Without limitation to the foregoing, the Transferors shall not engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from any party to this Agreement or any of their respective affiliates.

8.	General Provisions.
(a)    Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand, courier or overnight courier, when received by facsimile transmission, or three (3) days after the date when posted by first class mail, with postage prepaid, addressed as follows or to such other person or address as the respective party shall furnish to the other parties in writing:
(i)    If to GBDC, to:
Golub Capital BDC, Inc.
200 Park Avenue, 25th Floor
New York, NY 10166
Attention: Gregory Robbins

(ii)    If to either Transferor, to:
RGA Reinsurance Company / Aurora National Life Assurance Company
16600 Swingley Ridge Road
Chesterfield, MO 63017
Attention: Brian Butchko

(b)    Assignment. This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned without the prior written consent of each of the parties hereto.
(c)    Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.
(d)    Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic signatures shall be deemed acceptable and binding.
(e)    Interpretation. The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” Defined terms used in this Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be.
(f)    Entire Agreement. This Agreement and the other documents and certificates delivered pursuant to the terms of this Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, including, without limitation, any confidentiality agreement entered into by Transferors or GBDC or their respective agents or affiliates in respect of the transactions contemplated herein.
(g)    Amendment: Waiver. This Agreement may be amended only by a written instrument executed by Transferors and GBDC. Any failure of GBDC to comply with any obligation, agreement or condition under this Agreement may only be waived in writing by Transferors, and any such failure by Transferors may only be waived in writing by GBDC, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Agreement or to take any such action.
(h)    Third Parties. Except as specifically set forth or referred to in this Agreement, nothing in this Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any Person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.
(i)    Additional Documents and Acts. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and as may be necessary or appropriate to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement.
(j)    Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement, acting by their duly authorized agents, as of the date first above written.

TRANSFERORS: RGA Reinsurance Company	Aurora National Life Assurance Company
By: /s/ Brian Butchko Name: Brian Butchko Title: RGA Representative	By: /s/ Brian Butchko Name: Brian Butchko Title: Aurora Representative

GBDC:
Golub Capital BDC, Inc.

By: /s/ David B. Golub
       Name: David B. Golub
Title: Chief Executive Officer

Solely with respect to Section 6:
Senior Loan Fund LLC
Golub Capital BDC, Inc., Member

By: /s/ David B. Golub
       Name: David B. Golub
Title: Chief Executive Officer
RGA Reinsurance Company, Member

By: /s/ Brian Butchko
       Name: Brian Butchko
Title: RGA Representative

GCIC Senior Loan Fund LLC
Golub Capital BDC, Inc., Member

By: /s/ David B. Golub
       Name: David B. Golub
Title: Chief Executive Officer
Aurora National Life Assurance Company, Member

By: /s/ Brian Butchko
       Name: Brian Butchko
Title: Aurora Representative